Exhibit 99.1

Dean Foods Enters Into Asset Purchase Agreement with Dairy Farmers of America

Dairy Farmers of America to Serve as Proposed “Stalking Horse Bidder” in a Court-Supervised Sale Process for the Assets of Dean Foods

DALLAS – February 17, 2020 – Dean Foods Company (“Dean Foods” or the “Company”) today announced that it and certain of its subsidiaries have entered into an asset purchase agreement with Dairy Farmers of America (“DFA”) through which DFA will acquire a substantial portion of Dean Foods’ business operations. Pursuant to the agreement, if consummated, DFA will acquire 44 of the Company’s fluid and frozen facilities and the real estate, inventory, equipment, and all other assets necessary to operate such facilities (the “Stalking Horse Assets”).

“We have had a relationship with DFA over the past 20 years, and we are confident in their ability to succeed in the current market and serve our customers with the same commitment to quality and service they have come to expect,” said Eric Beringause, President and Chief Executive Officer of Dean Foods.

Mr. Beringause continued, “I would like to thank all Dean Foods employees for their continued commitment to our customers, our partners and our company throughout this process. Their efforts have enabled us to continue providing an uninterrupted supply of high-quality dairy products, as well as support our dairy suppliers, vendors and other partners as we work to determine the best path forward for our business.”

If approved by the Bankruptcy Court at a hearing scheduled for March 12, 2020 at 2:00 p.m. (prevailing Central Time), DFA will serve as a “stalking horse bidder” for the Stalking Horse Assets in a court-supervised sales process, whereby the agreement with DFA will set the floor for the sale of the Stalking Horse Assets. Accordingly, the proposed agreement is subject to higher or otherwise better offers, and the Company looks forward to working with its bondholders and other potentially interested parties in connection with their bids.

The deadline for interested parties to furnish information to be considered a potential bidder for any or all of the Stalking Horse Assets is currently scheduled for March 31, 2020 at 3:00 p.m. (prevailing Central Time). Bids may be submitted in the form of an asset purchase or a plan of reorganization. The Company is also in active discussions with parties interested in the plants and assets that are not included in the Stalking Horse Assets. The deadline to furnish information to be considered a potential bidder for the plants and assets that are not subject to the DFA bid is also currently scheduled for March 31, 2020 at 3:00 p.m. (prevailing Central Time).

The deadline for potential bidders to submit a qualified bid for the Stalking Horse Assets or any of the plants or assets not included in the DFA bid is April 13, 2020 at 3:00 p.m. (prevailing Central Time). Interested parties should contact Mr. John Kimm at john.kimm@evercore.com or 1-212-849-3436. If qualified bids are submitted, an auction would be held commencing on April 20, 2020 at 10:00 a.m. (prevailing Eastern Time) at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017. A hearing to approve the sale is proposed to be held on April 27, 2020, subject to the availability of the Bankruptcy Court. In addition to Bankruptcy Court approval, the proposed transaction with DFA is subject to various closing conditions, including antitrust clearance.

Additional information is available on the restructuring page of the Company’s website, DeanFoodsRestructuring.com. In addition, Court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Epiq Bankruptcy Solutions LLC, at https://dm.epiq11.com/case/southernfoods/dockets, or by calling Epiq representatives toll-free at 1-833-935-1362 or 1-503-597-7660 for calls originating outside of the U.S.

A list of entities included and excluded from the Dean Foods – DFA asset purchase agreement is available at DeanFoodsRestructuring.com.

Davis Polk & Wardwell LLP and Norton Rose Fulbright are serving as legal advisors to the Company, Evercore is serving as its investment banker and Alvarez & Marsal is serving as its financial advisor.

About Dean Foods

Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, national white milk brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean's®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. Dean Foods also has a joint venture with Organic Valley®, distributing fresh organic products to local retailers. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 15,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

**PET is a trademark used by license.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company's Chapter 11 cases (the "Chapter 11 Case"), including but not limited to, the Company's ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 Case, the Company's ability to consummate the planned sale of the business pursuant to the Chapter 11 Case and, if consummated, to obtain an adequate price, the effects of the Chapter 11 Case on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general, the length of time the Company will operate under the Chapter 11 Case, risks associated with third-party motions in the Chapter 11 Case, the potential adverse effects of the Chapter 11 Case on the Company's liquidity or results of operations and increased legal and other professional costs necessary to execute the Company's reorganization; the conditions to which the Company's debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company's control; the consequences of the acceleration of our debt obligations; as well as other risk factors set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Additionally, there can be no assurances that the sale of assets to DFA will receive regulatory approval or that the sale will be successfully consummated. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.

CONTACT:

Investor Relations

+1 214-303-3438

Media

+1 214-721-7766

media@deanfoods.com

Michael Freitag / Viveca Tress / Lucas Pers

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449